UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

THE STEAK n SHAKE COMPANY
(Exact name of registrant as specified in its charter)
Indiana	37-0684070
(State or other jurisdiction	(IRS Employer Identification Number)
of incorporation)
500 Century Building 36 S. Pennsylvania Street Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(g) of the Act:
Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [     ]

Securities Act registration statement file number to which this form relates, if applicable: N/A

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

On February 23, 2005, the Company entered into an Amendment (the "Amendment") to its Rights Agreement, dated as of May 16, 2001, between the Company and Computershare Investor Services, LLC, as rights agent. The Amendment provides that the Rights (as defined in the Rights Agreement) will expire on February 23, 2005.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

ITEM 2. EXHIBITS

    Exhibit No. Description

4.01
Rights Agreement dated as of May 16, 2001 between The Steak n Shake Company and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.01 to The Steak n Shake Company’s current report on Form 8-K filed May 16, 2001).

4.02
Amendment No. 1 to the Rights Agreement, dated May 16, 2001, by and between The Steak n Shake Company and Computershare Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to The Steak n Shake Company’s Current Report on Form 8-K filed February 23, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEAK N SHAKE COMPANY

By:    /s/ Jeffrey A. Blade
Jeffrey A. Blade, Senior Vice President
and Chief Financial Officer

Dated: February 23, 2005